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                                                                    EXHIBIT 10.9

                          DELPHI FINANCIAL GROUP, INC.

                   LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

1.  PURPOSE

The purpose of this Long-Term Performance-Based Incentive Plan (the "Plan") is to advance the interests of Delphi Financial Group, Inc. (the "Company") by providing Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, with a compensation arrangement that rewards him for significant gains in shareholder wealth as measured by the performance of the Company's Class A Common Stock ("Stock") against the S&P Insurance Composite Index Total Return to Shareholders, as defined in Section 5.2(d).

The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options and Restricted Stock or Deferred Shares, all as more fully described below.

2.  ADMINISTRATION

Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. So long as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be Non-Employee Directors within the meaning of Rule 16b-3 under the 1934 Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as they are earned in accordance with the Plan; (b) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any required written notices and elections, and change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 8.6.

3.  EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be subject to approval by the stockholders of the Company, and Awards granted prior to such approval shall also be subject to such approval. The Plan will terminate on December 31, 2007.

4.  SHARES SUBJECT TO THE PLAN

Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Company common stock subject to Award during any calendar year of the Plan shall not exceed 240,000, consisting of 60,000 shares of restricted or deferred shares of Company common stock and options to purchase 180,000 shares of Company common stock, plus the Carryover Amount. The "Carryover Amount" is 240,000 shares, consisting

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of 60,000 shares of restricted or deferred shares of Company common stock and options to purchase 180,000 shares of Company common stock for each calendar year of the Plan commencing on or after January 1, 1996 and ending prior to the year for which the Award is being made, reduced by the number of shares of Company common stock for which Awards have been made during any calendar year. The foregoing share amounts do not reflect the stock dividend paid on September 30, 1996, which stock dividend will result in adjustments of such share amounts under Section 8.6 hereof.

No fractional shares of Company common stock will be delivered under the Plan.

5.  PARTICIPATION AND AWARDS

  5.1  PARTICIPATION

        Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, is the sole participant in the Plan. Mr. Rosenkranz will receive an Award under the Plan following the end of each Performance Period (as defined below), beginning with the year ending December 31, 1996, when and only if the Ending Stock Value (as defined below) exceeds the Beginning Stock Price (as defined below) by an amount greater than the S&P Insurance Composite Index Total Return to Shareholders over the comparable period. The first Award under the Plan will be based on a Beginning Stock Price as of January 1, 1996 and an Ending Stock Value as of December 31, 1996. Thereafter, Awards will be based on the Beginning Stock Price and the Ending Stock Value for each Performance Period.

  5.2 DETERMINATION OF AWARDS

        (a) Award. Promptly following the end of each Performance Period of the Plan, the Committee shall determine whether Ending Stock Value exceeds Beginning Stock Price for such period. If Ending Stock Value is less than or equal to Beginning Stock Price, no Award will be made. If Ending Stock Value exceeds Beginning Stock Price, the Committee shall then determine the "S&P Return Value" for such period in the manner described below. If the Ending Stock Value exceeds the S&P Return Value, Mr. Rosenkranz will be entitled to receive an Award, as specified below, valued at two and a half percent (2.5%) of the excess of Ending Market Value over Beginning Market Value (the "Award Amount"). If the Ending Stock Value for a Performance Period exceeds the Beginning Stock Price for the period by an amount greater than the S&P Insurance Composite Index Total Return to Shareholders over the comparable period, the Award Amount for the Performance Period will be increased by the portion of the Award Amount from previous Performance Periods which did not result in Awards due to the limitation of Section 4 hereof; provided, however, that the total Awards in any calendar year shall not exceed the maximum for the year set forth in Section 4. To the extent required under the Code, the Committee shall certify the achievement of the performance goals.

        (b) Beginning Stock Price. For purposes of this Plan, "Beginning Stock Price" means the average closing price of the Stock for each of the 20 trading days commencing 10 trading days prior to the first trading day of the relevant Performance Period; except that the Beginning Stock Price for a particular Performance Period shall never be less than the Ending Stock Price (as defined below) for any previously elapsed Performance Period with respect to which an Award was made under the Plan.

        (c) Ending Stock Value. For purposes of this Plan, "Ending Stock Value" means the average closing price of the Stock for each of the 20 trading days commencing 9 trading days prior to the last trading day of the relevant Performance Period (the "Ending Stock Price") adjusted for the payment of cash dividends during the period, assuming such dividends had been reinvested in Company common stock on the date

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    paid to stockholders using the methodology consistent with the determination of the S&P Insurance Composite Index Total Return to Shareholders.

        (d) S&P Insurance Composite Index Total Return to Shareholders. For purposes of this Plan, "S&P Insurance Composite Index Total Return to Shareholders" for a particular period shall mean the Standard & Poor's Insurance Composite Index Total Return to Shareholders as determined by Standard & Poor's Compustat, measured from the first day of the period in question to the last day.

        (e) S&P Return Value. For purposes of this Plan, "S&P Return Value" means Beginning Stock Price multiplied by the sum of one (1) plus the S&P Insurance Composite Index Total Return to Shareholders, provided that the S&P Return Value for a Performance Period under the Plan may never be less than the Beginning Stock Price for such period.

        (f) Performance Period. For purposes of this Plan, "Performance Period" means the calendar year (beginning with calendar year 1996); provided, however, that if an Award is not made for a calendar year, the next succeeding Performance Period shall include all calendar years following the last calendar year for which an Award was made.

        (g) Beginning Market Value. For purposes of this Plan, "Beginning Market Value" means the Beginning Stock Price multiplied by the number of shares of common stock of the Company outstanding on the first day of the Performance Period (for this purpose treating shares of Company stock that are subject to acquisition as of such day (without regard to applicable vesting periods) under the options to purchase the common stock of SIG Holdings, Inc. ("SIG") assumed by the Company pursuant to the Agreement and Plan of Merger dated as of October 5, 1995 among SIG, the Company and SIG Holdings Acquisition Corp. (the "SIG Option Shares") as outstanding Company common stock).

        (h) Ending Market Value. For purposes of this Plan, "Ending Market Value" means the Ending Stock Price for the Performance Period multiplied by the number of shares of common stock of the Company outstanding on the last day of the Performance Period (for this purpose treating the SIG Option Shares as outstanding Company common stock). Ending Market Value shall be adjusted for the payment of cash dividends during the period, assuming such dividends had been reinvested in Company common stock on the date paid to stockholders using the methodology consistent with the determination of the S&P Insurance Composite Index Total Return to Shareholders.

  5.3  PAYMENT OF AWARDS

The Award to be made following any Performance Period shall consist of:

        (a) that number of shares of restricted Company Class B Common Stock ("Restricted Stock") as are determined by dividing fifty percent (50%) of the Award Amount by the Ending Stock Price for the period; and

        (b) Options covering a number of shares of Company Class B Common Stock equal to three times the number of shares of Restricted Stock determined above, except that Options awarded for the Performance Period ending December 31, 1996 shall be options to purchase such number of shares of Stock.

The Restricted Stock and Options shall be granted upon the terms and conditions set forth below.

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  5.4  DEFERRED SHARES

        (a) Awards in Lieu of Restricted Stock. If the Committee determines that the payment of an Award, in whole or in part, in shares of Restricted Stock may result in the Company not being able to take a tax deduction under
    Section 162(m) of the Code upon the vesting of such Restricted Stock or otherwise would not be in the best interests of the Company, or if the Committee determines that the Plan objective of deferral of taxation may not be met by issuance of Restricted Stock, it may elect instead to pay the Restricted Stock portion of the Award in an equivalent number of Deferred Shares. Deferred Shares represent the right to receive the stated number of shares of Company Class B Common Stock upon the same events described in
    Section 6.2(c) hereof for the vesting of Restricted Stock. In the event that any Deferred Shares are awarded pursuant to this Section 5.4(a), all references to Restricted Stock in this Plan (including the forfeiture provision in Section 6.2(c) hereof) shall be deemed to apply, insofar as they are applicable, to the Deferred Shares.

        (b) Dividend Equivalents. In the event that a dividend is paid or property is distributed (including, without limitation, shares of Stock) with respect to a share of Company Class B Common Stock while a Deferred Share is outstanding, Mr. Rosenkranz shall receive with respect to each Deferred Share then outstanding:

           (i) in the case of a cash dividend, or a distribution of property other than stock, dividend equivalents in cash or such property which shall be paid concurrently with the payment of the dividend on the stock; and

           (ii) in the case of stock dividends, a number of additional Deferred Shares equal to the number of whole or fractional shares of stock that would have been paid if the Deferred Shares had been stock outstanding on the date of distribution.

Any additional Deferred Shares issued under this Section 5.4(b) shall be subject to the same terms and conditions, including with respect to vesting, forfeiture and distribution, as apply to the Deferred Shares in respect of which they are issued.

  5.5  AWARDS FOR PARTIAL YEARS

If Mr. Rosenkranz's employment terminates during any Performance Period of the Plan other than by the Company for Cause or by Mr. Rosenkranz without Good Reason, Mr. Rosenkranz will be entitled to receive an Award based on the performance of the Stock versus the S&P Insurance Composite Index through the date of termination. In addition, on the day prior to the consummation of any transaction described in Section 6.2(f)(1) or (2), Mr. Rosenkranz will be entitled to receive an Award based on the performance of the Stock versus the S&P Insurance Composite Index through such date. The portion of any such Award that would have been paid in Restricted Stock will be satisfied by an equivalent number of shares of Company Class B Common Stock free of any restrictions.

6.  TYPES OF AWARDS

  6.1  OPTIONS

        (a) Nature of Options; Grant Date. An Option will entitle Mr. Rosenkranz to purchase Company Class B Common Stock (Stock in the case of Options granted for the Performance Period ending December 31, 1996) at a specified exercise price. The grant date for each Option shall be the last trading day used to determine the Ending Stock Price used in calculating the Award.

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        (b) Exercise Price. The exercise price per share of an Option will be the Fair Market Value per share of the stock subject to the Option, determined as of the grant date. In no case may the exercise price paid for stock which is part of an original issue of authorized stock be less than the par value per share of the stock. For purposes hereof, "Fair Market Value" shall be the closing price per share of Stock, as reported on the New York Stock Exchange ("NYSE") on the grant date, or if the Stock is not listed for trading on the NYSE, the closing price of Stock as reported on another recognized securities exchange or on the NASDAQ National Market System if the stock shall then be listed on such exchange or system. If the stock did not trade on the grant date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Stock was traded preceding the grant date.

        (c) Duration of Options. The latest date on which an option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted.

        (d) Exercise of Options. Options granted under any Award will be exercisable 30 days following such grant, subject to approval of the Plan by shareholders of the Company. Any exercise of an Option must be in writing, delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

        (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) (i) through the delivery of shares of Company common stock which have been outstanding for at least six months and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

  6.2  RESTRICTED STOCK

        (a) Nature of Restricted Stock Award. The portion of the Award paid in Restricted Stock entitles Mr. Rosenkranz to receive shares of Company Class B Common Stock subject to the restrictions described in paragraph (c) below.

        (b) Rights as a Stockholder. Mr. Rosenkranz will have all the rights of a stockholder with respect to the Company Class B Common Stock granted in connection with an Award, including voting and dividend rights, subject to the restrictions described in paragraph (c) below, and subject to approval of the Plan by shareholders of the Company. Certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of such restrictions, at which time such certificates will be delivered to Mr. Rosenkranz.

        (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the earliest of (i) Mr. Rosenkranz's termination of employment (A) by reason of death, Disability or normal retirement in accordance with the policies set by the Board of Directors, (B) by the Company other than for Cause or (C) by Mr. Rosenkranz for Good Reason (each a "Qualifying Termination") and (ii) a Change of Ownership of the Company. If the Company terminates Mr. Rosenkranz's employment for Cause or if Mr. Rosenkranz terminates his employment other than for Good Reason or in connection with an event described in clause (A) above, any shares of Restricted Stock that he then holds subject to restrictions will be forfeited to the Company.

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        (d) Cause. For purposes of this Plan, "Cause" means (i) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (ii) fraud with respect to the business of the Company, or (iii) gross neglect of duties of the office specified in writing by the Board. For purposes of this Plan, Mr. Rosenkranz shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to him of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company's directors at a meeting called and held for that purpose, and at which Mr. Rosenkranz together with his counsel was given an opportunity to be heard, finding that Mr. Rosenkranz was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail.

        (e) Good Reason. For purposes of this Plan, "Good Reason" means the voluntary termination by Mr. Rosenkranz of his employment (1) to enter public service or (2) within 120 days after the occurrence without his express written consent of any of the following events, provided that Mr. Rosenkranz gives notice to the Company at least 30 days in advance requesting that the situation be remedied, and the situation remains unremedied upon expiration of such 30-day period:

           (i) Mr. Rosenkranz's removal from, or any failure to reelect him to, the positions of Chairman of the Board, President or Chief Executive officer, except in connection with his termination for Cause or Disability or termination by him other than for Good Reason; or

           (ii) reduction in Mr. Rosenkranz's rate of Base Salary for any fiscal year to less than 100 percent of the rate of Base Salary paid to him in fiscal 1996; or

           (iii) failure of the Company to continue in effect any retirement, life insurance, medical insurance or disability plan in which Mr. Rosenkranz was participating on the date of Board adoption of this Plan unless the Company provides Mr. Rosenkranz with a plan or plans that provide substantially comparable benefits; or

           (iv) a Change of Ownership; or

           (v) any purported termination by the Company of Mr. Rosenkranz's employment for Cause that is not effected in compliance with paragraph
       (d) of this Section 6.2.

        (f) Change of Ownership. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the 1934 Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities

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    or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

        (g) Disability. For purposes of this Plan, "Disability" means an illness, injury, accident or condition of either a physical or psychological nature as a result of which Mr. Rosenkranz is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

        (h) Notice of Election. If Mr. Rosenkranz makes an election under
    Section 83(b) of the Code with respect to Restricted Stock, he must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.  EVENTS AFFECTING OUTSTANDING OPTIONS

  7.1  QUALIFYING TERMINATION

If Mr. Rosenkranz's employment with the Company terminates in connection with a Qualifying Termination, he (or his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution) may exercise all or any Options he then holds at any time prior to the expiration of their respective terms.

  7.2  TERMINATION OF EMPLOYMENT (OTHER THAN A QUALIFYING TERMINATION)

If Mr. Rosenkranz's employment with the Company terminates other than in connection with a Qualifying Termination, all Options will continue to be exercisable for a period of ninety days following the termination and shall thereupon terminate, unless the termination was by the Company for Cause, in which case all such Options shall immediately terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

8.  GENERAL PROVISIONS

  8.1  DOCUMENTATION OF AWARDS

Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time.

  8.2  RIGHTS AS A STOCKHOLDER

Except as specifically provided by the Plan, the receipt of an Award will not give Mr. Rosenkranz rights as a stockholder. He will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Company common stock.

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  8.3  CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Company common stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Company common stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Company common stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such stock bear an appropriate legend restricting transfer.

  8.4  TAX WITHHOLDING

Upon the lapse of restrictions on the Restricted Stock, the delivery of any Deferred Shares and the exercise of any Options, the Committee will have the right to require that Mr. Rosenkranz or his representative remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Company common stock. If and to the extent that such withholding is required, the Committee may permit Mr. Rosenkranz or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Company common stock having a value calculated to satisfy the withholding requirement.

  8.5  NONTRANSFERABILITY OF AWARDS

Except as set forth below and in Section 6.2(c), Awards granted hereunder may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred for no consideration by Mr. Rosenkranz to members of his "immediate family", to a trust or trusts established for the exclusive benefit of solely one or more members of his "immediate family" or to a partnership in which his "immediate family" members are the only partners. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means Mr. Rosenkranz's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

  8.6  ADJUSTMENTS

        (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

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        (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision included in or relating to the calculation of Awards (including the Beginning Stock Price determined in accordance with Section 5.2(b)) affected by such change. The Committee may also make appropriate adjustments to take into account, mergers, consolidations, acquisitions, dispositions or similar corporate transactions if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve (but not enhance) the benefits under the Plan.

  8.7  STOCKHOLDER APPROVAL OF CHARTER AMENDMENT

Notwithstanding any provision of the Plan to the contrary, if the proposal to amend the Company's restated certificate of incorporation to limit the voting rights of the Company Class B common stock as described in the Company's proxy statement for its 1997 annual meeting of stockholders is not approved by the stockholders of the Company at the 1997 annual meeting of stockholders, only shares of Stock shall be subject to any Award made hereunder and all references in the Plan to shares of Company Class B common stock shall instead be references to Stock.

  8.8  EMPLOYMENT RIGHTS, ETC.

Neither the adoption of the Plan nor the grant of Awards will confer upon Mr. Rosenkranz any right to continued retention by the Company as an employee or otherwise, or affect in any way the right of the Company to terminate an employment relationship at any time.

  8.9  DEFERRAL OF PAYMENTS

The Committee may agree at any time, upon Mr. Rosenkranz's request but subject to its discretion, to defer the date on which any payment under an Award will be made.

  8.10  EXCISE TAX GROSS-UP

In the event it shall be determined that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of vesting of any restricted stock or deferred stock), by the Company to or for the benefit of Mr. Rosenkranz (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 8.9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by Mr. Rosenkranz with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Mr. Rosenkranz shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Mr. Rosenkranz of all taxes (including any Excise Tax, income tax or payroll tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, Mr. Rosenkranz retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

9.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will without Mr. Rosenkranz's consent, amend the Plan or any outstanding Award so as to adversely affect his rights under the Plan or any outstanding Award.

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